UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2026

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42742	36-5128842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A GCI Group Common Stock	GLIBA	The Nasdaq Stock Market LLC
Series C GCI Group Common Stock	GLIBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2026, GCI Holdings, LLC, a Delaware limited liability company (“GCI”) and a wholly owned subsidiary of GCI Liberty, Inc., a Nevada corporation (“GCI Liberty”), agreed, subject to certain conditions, to acquire all of the issued and outstanding equity interests in Q Gateway Intermediate Holdings, LLC, a Delaware limited liability company (“Quintillion”). The acquisition of Quintillion (the “Transaction”) is being effected by GCI and GCI Liberty entering into a Securities Purchase Agreement (the “Purchase Agreement”) with Q Gateway Ultimate Holdings, LLC, a Delaware limited liability company (“Seller”).

The terms of the Purchase Agreement and certain other agreements to be entered into in connection with the Transaction are summarized below.

Purchase Agreement

Consideration. Pursuant to the Purchase Agreement, and subject to the terms thereof, GCI will acquire all of the equity interests in Quintillion in exchange for the following consideration payable to Seller: (a) $310 million in cash payable on the closing of the Transaction (the “Closing,” and the date upon which the Closing occurs, the “Closing Date”), subject to adjustment for working capital, cash, indebtedness, transaction expenses and certain capital expenditures; (b) within 30 days following the Closing Date, reimbursement of up to $50 million for certain capital expenditures incurred by Quintillion prior to Closing in connection with the construction of the Nome-to-Homer Express project; and (c) potential earn-out payments based on the amount by which certain gross revenues of Quintillion exceed agreed thresholds in respect of the 2027, 2028 and 2030 calendar years, payable (if at all) in 2028, 2029 and 2031, respectively (collectively, the “Earnout Payments”).

Pursuant to the Purchase Agreement, GCI, in its sole discretion, may determine to satisfy its obligation to make the Earnout Payment in respect of the 2030 calendar year, in whole or in part, through the issuance of Series C GCI Group Common Stock, par value $0.01 per share, of GCI Liberty (“Earnout Consideration Stock”), subject to the terms set forth in the Purchase Agreement. The value of any Earnout Consideration Stock to be issued in satisfaction of the final Earnout Payment would be determined based upon the volume weighted average sales price per share of Earnout Consideration Stock during the ten trading days after the filing with the Securities and Exchange Commission (“SEC”) of GCI Liberty’s Annual Report on Form 10-K for the year ending December 31, 2030.

Closing Conditions. In addition to customary conditions, the Closing is subject to the following conditions: (a) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (b) the receipt of certain consents and approvals from the Federal Communications Commission; (c) Quintillion’s fiber network being operational with no fiber outages that are not capable of being remedied (so as to not be service-impacting) within 48 hours of such outage first occurring; (d) the completion of the construction of the terrestrial fiber network between Quintillion’s network on the North Slope of Alaska and Utqiagvik, Alaska, the achievement of such terrestrial fiber network being ready for service so as to enable the transmission of third-party data connectivity services on such network on a commercial basis; and (e) there being no law or order prohibiting the consummation of the Transaction.

Termination. In addition to certain other termination provisions, the Purchase Agreement provides that the Purchase Agreement may be terminated by either GCI or Seller if the Closing has not occurred within 18 months after the effective date of the Purchase Agreement (such date, the “End Date”). Subject to certain exceptions, if the Purchase Agreement is terminated as a result of either (a) the failure to effect the Closing by the End Date or (b) a law or order prohibiting the consummation of the Transaction, and at such time Seller is not in breach of its regulatory efforts obligations and the conditions specific to GCI’s obligations to close have all been, or are capable of being satisfied, then GCI would be required pay to Seller a fee equal to $10 million.

Representations and Warranties. The Purchase Agreement contains customary representations and warranties made by each of the parties. GCI has obtained on a conditional basis a representation and warranty insurance policy, under which the issuer of such policy will insure GCI and its affiliates against certain claims, damages or other losses arising from breaches by Seller of its representations and warranties in the Purchase Agreement, subject to certain limitations and exclusions and other customary terms and conditions therein.

Covenants. Pursuant to the terms of the Purchase Agreement, during the period between entry into the Purchase Agreement and the Closing Date, Seller has agreed, among other things, except with the consent of GCI (not to be unreasonably withheld or delayed), to operate Quintillion’s business in the ordinary course, to use its reasonable best efforts to follow its capital expenditure schedule and to refrain from taking other specified actions. Each of GCI and Seller have agreed to use their reasonable best efforts to take, agree to take, or cause to be taken, any and all actions and to do, or cause to be done, any and all things necessary, proper or advisable under any applicable law or otherwise, so as to, as promptly as practicable, consummate the transactions contemplated by this Agreement.

Registration Rights. In connection with the Closing, GCI Liberty and Seller will enter into a registration rights agreement, pursuant to which GCI Liberty will agree to file with the SEC, as soon as practicable (and in any event within ten business days) following the issuance date of any Earnout Consideration Stock, a registration statement on Form S-3 covering the resale on a delayed or continuous basis of any Earnout Consideration Shares.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

The Purchase Agreement is not intended to provide any other factual or financial information about GCI Liberty, GCI, Quintillion, Seller or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by, among other things, confidential disclosures, and may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of GCI Liberty, GCI, Quintillion, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in GCI Liberty’s public disclosures. Investors should read the Purchase Agreement together with the other information that GCI Liberty publicly files in reports and statements with the SEC.

Term Loan Credit Agreement with Seller

Concurrent with the entry into the Purchase Agreement, GCI, LLC, a Delaware limited liability company and wholly owned subsidiary of GCI Liberty, as lender, Seller, as borrower (the “Q Borrower”), and Acquiom Agency Services LLC, as administrative agent, entered into a Term Loan Credit Agreement (the “Credit Agreement”) providing, subject to the satisfaction of certain condition precedents, for a term loan in an initial principal amount of $160 million (the “Upfront Loan”), which amount may increase pursuant to the paid-in-kind interest provisions of the Credit Agreement.

The Upfront Loan bears interest at the secured overnight financing rate (“SOFR”) as administered by the Federal Reserve Bank of New York plus a margin of 8.50% (with, subject to certain conditions, up to SOFR plus 2.00% payable in cash and the remainder paid-in-kind). Any amounts repaid on the Upfront Loan may not be reborrowed.

The Upfront Loan will (a) automatically be deemed paid in full upon the closing of the Transaction, with such outstanding amounts credited toward the purchase price in the Transaction or (b) if the Transaction does not close, mature on April 21, 2031. The Upfront Loan must be repaid at maturity in cash by the Q Borrower. Payment of the Upfront Loan may also be accelerated following certain customary events of default.

The payment and performance by the Q Borrower of the obligations under the Credit Agreement are not guaranteed or secured by it or any of its subsidiaries.

The Credit Agreement contains certain customary covenants, including covenants that restrict the Q Borrower and its subsidiaries (subject to certain exceptions) from, among other things: incurring additional indebtedness; creating liens on its assets; making certain capital expenditures; making certain investments; and disposing of certain assets.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. Any Earnout Consideration Stock that may be issued under the Purchase Agreement may be offered and sold pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including in reliance on Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On April 22, 2026, the parties issued a press release announcing the Transaction and the entry into the Purchase Agreement. A copy of the press release containing the announcement is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Securities Purchase Agreement, dated April 21, 2026, by and among Q Gateway Ultimate Holdings, LLC, GCI Holdings, LLC and GCI Liberty, Inc.
10.1*	Term Loan Credit Agreement, dated April 21, 2026, by and among GCI, LLC, as lender, Q Gateway Ultimate Holdings, LLC, as borrower, and Acquiom Agency Services LLC, as administrative agent
99.1	Joint Press Release, dated April 22, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GCI Liberty hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that GCI Liberty may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2026

GCI LIBERTY, INC.

By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President